Exhibit 99.1
MEADOWBROOK INSURANCE GROUP, INC.
(NYSE — MIG)

CONTACT:	Karen M. Spaun, SVP & Chief Financial Officer, (248) 204-8178
Holly Moltane, Director of External Financial Reporting, (248) 204-8590

MEADOWBROOK INSURANCE GROUP, INC.
REPORTS FIRST QUARTER NET INCOME OF $5.6 MILLION
• Net income up over 50% year over year
• Earnings per diluted share of $0.19
• GAAP combined ratio 96.2%
SOUTHFIELD, MICHIGAN
May 2, 2006
First Quarter Overview:
Meadowbrook Insurance Group, Inc. (NYSE: MIG) reported $5.6 million in net income, or $0.19 per diluted share, for the quarter ended March 31, 2006. This is an increase of 50.3%, from net income of $3.7 million, or $0.13 per diluted share in 2005.
Quarterly highlights included:
•	Quarterly earnings per diluted share increased by over 50% from last year, to $0.19.
•	Annualized return on beginning equity was 12.7%.
•	Book value per share increased to $6.28.
•	GAAP combined ratio improved to 96.2%.
Commenting on the results, Meadowbrook President and Chief Executive Officer, Robert S. Cubbin stated: “Our strong quarterly results reflect our continued commitment to disciplined underwriting. We remain intent upon increasing return on equity, improving or maintaining underwriting profitability within each of our specialty programs and growing our fee-for-service business. With our proven ability to leverage fixed costs and the impact of overall process improvements, we remain optimistic that our year over year results should continue to improve.”
First Quarter Results:
As noted above, net income for the quarter was $5.6 million, or $0.19 per diluted share, compared to net income of $3.7 million, or $0.13 per diluted share in 2005.

EARNINGS RELEASE	PAGE 2

Revenues:
Revenues for the quarter ended March 31, 2006, increased $4.8 million, to $79.6 million, compared to $74.8 million in 2005.
Net earned premiums increased $2.3 million, to $63.1 million for the quarter from $60.8 million in 2005. This increase is primarily the result of selective growth, controls over price adequacy, as well as the favorable impact from an increase in the net retention levels on certain reinsurance treaties. Offsetting these increases was an overall decrease in audit premiums in comparison to 2005.
Net commissions and fees grew in the quarter by 11.8%, to $11.3 million. Gross commissions and fees, before consolidation, were $23.6 million for the quarter ended March 31, 2006, compared to $22.5 million in 2005. These increases are the result of an increase in fee-for-service revenue related to a Florida-based program implemented in the second quarter of 2005, commission revenue from the Florida-based retail agency acquisition of November 2005, and growth in existing programs.
Net investment income increased to $5.2 million for the quarter ended March 31, 2006, from $4.1 million in 2005. Average invested assets increased $56.8 million to $464.0 million. The increase in average invested assets reflects cash flows from improved underwriting activities and an incremental and anticipated increase in the duration of our reserves. The increase in average invested assets also reflects $19.4 million in net proceeds received in conjunction with the debentures issued in the third quarter of 2005. The average investment yield increased to 4.52% for March 31, 2006, compared to 4.02% in 2005. The current pre-tax book yield was 4.24% and current after-tax book yield was 3.15%. The duration of the investment portfolio was 3.8 years.
Expenses:
Incurred losses were $37.0 million for the quarter ended March 31, 2006, down from $37.1 million in 2005. The loss and loss adjustment expense ratio for the quarter dropped to 63.7%, from 65.6% in 2005.
Policy acquisition and other underwriting expenses increased to $11.4 million for the quarter ended March 31, 2006, from $10.8 million in 2005. The GAAP expense ratio improved 1.2 percentage points to 32.5% this quarter, from 33.7% in 2005. This improvement is primarily the result of a reduction in insurance related assessments and the effect of leveraging fixed costs, offset by a slight increase in profit sharing commissions.
The GAAP combined ratio improved 3.1 percentage points to 96.2% for the quarter ended March 31, 2006, from 99.3% in 2005.
Salaries and employee benefits for the quarter ended March 31, 2006, increased $763,000, or 6.1%, to $13.4 million, from $12.6 million in 2005. This increase primarily reflects merit pay increases for associates and an increase in variable compensation. Staffing levels remained relatively consistent in comparison to 2005.
Other administrative expenses increased slightly in the quarter to $8.0 million, from $7.8 million in 2005.
Interest expense increased $615,000, to $1.4 million for the quarter ended March 31, 2006, from $773,000 in 2005. This increase is primarily the result of the junior subordinated debentures issued in the third quarter of 2005, as well as an overall increase in the average interest rates on our debentures. The average interest rate, excluding the debentures, was approximately 6.2% for 2006, compared to 4.2% for 2005.

EARNINGS RELEASE	PAGE 3

Other Matters:
Shareholders’ Equity:
Shareholders’ equity increased to $180.9 million, or $6.28 per common share, at March 31, 2006, compared to $177.4 million, or $6.19 per common share, at December 31, 2005. This $0.09 per share increase in book value reflects quarter-to-date earnings, offset by the change in unrealized gains/losses in our investment portfolio as a result of rising interest rates. The investment portfolio is invested 99.7% in investment grade fixed income securities. We continue to invest in securities with minimum credit risk and have the ability and intent to hold those securities to maturity.
At March 31, 2006, our debt-to-equity ratio was 34.8%, compared to 34.4% at December 31, 2005. Excluding the interest only, 30-year debentures, the debt-to-equity ratio would be 3.9% at March 31, 2006, compared to 2.8% at December 31, 2005.
Statutory Surplus:
Statutory surplus increased to $149.0 million at March 31, 2006, from $141.1 million at December 31, 2005. The increase in statutory surplus was primarily due to statutory net income and a decrease in our provision for reinsurance.
Income Taxes:
The effective federal tax rate for the quarter ended March 31, 2006 was 31.2%, compared to 31.3% in 2005.
About Meadowbrook Insurance Group
A leader in the alternative risk market, Meadowbrook is a program-based risk management company, specializing in alternative risk management solutions for agents, brokers, and small to medium-sized insureds. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol “MIG”. For further information, please visit Meadowbrook’s corporate web site at www.meadowbrook.com.
Certain statements made by Meadowbrook Insurance Group, Inc. in this release may constitute forward-looking statements including, but not limited to, those statements that include the words “believes”, “expects”, “anticipates”, “estimates”, or similar expressions. Please refer to the Company’s most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectibility of reinsurance; increased rate pressure on premiums; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

EARNINGS RELEASE	PAGE 4

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED BALANCE SHEET INFORMATION

	MARCH 31,	DECEMBER 31,
(In Thousands, Except Per Share Data)	2006	2005
BALANCE SHEET DATA

ASSETS
Cash and invested assets	$467,745	$460,233
Premium & agents balances	102,652	84,807
Reinsurance recoverable	196,372	202,581
Deferred policy acquisition costs	27,249	26,371
Prepaid reinsurance premiums	25,649	24,588
Goodwill	30,802	30,802
Other assets	75,049	71,962

Total Assets	$925,518	$901,344

LIABILITIES
Loss and loss adjustment expense reserves	$470,902	$458,677
Unearned premium reserves	148,308	140,990
Debt	8,312	7,000
Debentures	55,930	55,930
Other liabilities	61,119	61,382

Total Liabilities	744,571	723,979

STOCKHOLDERS’ EQUITY
Common stockholders’ equity	180,947	177,365

Total Liabilities & Stockholders’ Equity	$925,518	$901,344

Book value per common share	$6.28	$6.19

Book value per common share excluding unrealized gain/loss on available for sale securities, net of deferred taxes	$6.41	$6.23

EARNINGS RELEASE	PAGE 5

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED INCOME STATEMENT INFORMATION

(In Thousands, Except	FOR THE QUARTER
Share & Per Share Data)	ENDED MARCH 31,
SUMMARY DATA	2006	2005
Gross written premiums	$89,010	$90,992
Net written premiums	69,381	68,990
REVENUES
Net earned premiums	$63,124	$60,787
Commissions and fees (net)	11,289	10,099
Net investment income	5,239	4,091
Net realized losses	(7)	(114)

Total Revenues	79,645	74,863
EXPENSES
Net losses & loss adjustment expenses(1)	37,043	37,134
Salaries & employee benefits	13,368	12,605
Interest expense	1,388	773
Policy acquisition and other underwriting expenses(1)	11,424	10,822
Other administrative expenses	7,959	7,785

Total Expenses	71,182	69,119
INCOME BEFORE INCOME TAXES AND EQUITY EARNINGS	8,463	5,744
Income tax expense	2,847	1,952
Equity earnings of affiliates	9	(49)

NET INCOME	$5,625	$3,743

NET OPERATING INCOME(2)	$5,629	$3,817

Diluted earnings per common share
Net income	$0.19	$0.13
Net operating income	$0.19	$0.13
Diluted weighted average common shares outstanding	29,452,693	29,481,870
GAAP ratios:
Loss & LAE ratio	63.7%	65.6%
Other underwriting expense ratio	32.5%	33.7%

GAAP combined ratio	96.2%	99.3%

(1)	Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The following supplemental information sets forth the intercompany fees, which are eliminated upon consolidation.

(2)	While net operating income is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Net operating income is net income less realized gains (losses) net of taxes associated with such gains (losses).

EARNINGS RELEASE	PAGE 6

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
SUPPLEMENTAL INFORMATION

(In Thousands)	FOR THE QUARTER
ENDED MARCH 31,

	2006	2005

Unconsolidated GAAP data — Ratio Calculation Table:
Net earned premiums	$63,124	$60,787

Consolidated net loss and LAE(1)	$37,043	$37,134
Intercompany claim fees	3,158	2,716

Unconsolidated net loss and LAE	$40,201	$39,850

GAAP loss and LAE ratio	63.7%	65.6%

Consolidated policy acquisition and other underwriting expenses (1)	$11,424	$10,822
Intercompany administrative and other underwriting fees	9,117	9,656

Unconsolidated policy acquisition and other underwriting expenses	$20,541	$20,478

GAAP other underwriting expense ratio	32.5%	33.7%

GAAP combined ratio	96.2%	99.3%

	2006	2005

Unconsolidated GAAP data — Gross Commissions and Fees:

Managed programs:
Management fees	$4,531	$4,196
Claims fees	2,100	1,752
Loss control fees	538	573
Reinsurance brokerage	418	345

Total managed programs	7,587	6,866
Agency commissions	4,261	3,960
Intersegment revenue	(559)	(727)

Net commissions and fees	11,289	10,099
Intercompany commissions and fees	12,275	12,372

Gross commissions and fees	$23,564	$22,471

(1)	Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The above table sets forth the intercompany fees, which are eliminated in consolidation. The GAAP combined ratio is the sum of the GAAP loss and loss adjustment expense ratio and the GAAP expense ratio. The GAAP loss and loss adjustment expense ratio is the unconsolidated net loss and loss adjustment expense in relation to net earned premium. The GAAP expense ratio is the unconsolidated policy acquisition and other underwriting expenses in relation to net earned premium.

EARNINGS RELEASE	PAGE 7

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED INCOME STATEMENT INFORMATION
(In Thousands, Except Share & Per Share Data)

	2003A	2004A	Q105A	Q205A	Q305A	Q405A	2005A	Q106A

SUMMARY DATA
Gross written premiums	$253,280	$313,493	$90,992	$75,959	$86,075	$79,183	$332,209	$89,010
Net written premiums	189,827	233,961	68,990	61,288	67,420	60,436	258,134	69,381

INCOME STATEMENT

REVENUES
Net earned premiums	$151,205	$214,493	$60,787	$63,364	$63,205	$62,603	$249,959	$63,124
Commissions and fees (net)	45,291	40,535	10,099	8,034	9,200	8,583	35,916	11,289
Net investment income	13,484	14,911	4,091	4,477	4,591	4,816	17,975	5,239
Net realized gains (losses)	823	339	(114)	104	41	136	167	(7)

Total Revenues	210,803	270,278	74,863	75,979	77,037	76,138	304,017	79,645

EXPENSES
Net losses & loss adjustment expenses	98,472	135,938	37,134	37,728	38,469	38,211	151,542	37,043
Policy acquisition and other underwriting expenses	23,606	33,424	10,822	10,971	11,947	10,699	44,439	11,424
Other administrative expenses	23,232	25,964	7,785	6,046	6,037	7,315	27,183	7,959
Salaries & employee benefits	48,238	52,297	12,605	13,648	12,913	12,165	51,331	13,368
Interest expense	977	2,281	773	806	948	1,329	3,856	1,388

Total Expenses	194,525	249,904	69,119	69,199	70,314	69,719	278,351	71,182

INCOME BEFORE TAXES AND EQUITY EARNINGS	16,278	20,374	5,744	6,780	6,723	6,419	25,666	8,463
Income tax expense	6,182	6,352	1,952	2,250	2,048	1,507	7,757	2,847
Equity earnings of affiliates	3	39	(49)	50	(13)	13	1	9

NET INCOME	$10,099	$14,061	$3,743	$4,580	$4,662	$4,925	$17,910	$5,625

Net realized capital gain (loss), net of tax	543	224	(74)	68	27	88	109	(4)

OPERATING INCOME	$9,556	$13,837	$3,817	$4,512	$4,635	$4,837	$17,801	$5,629

Weighted average common shares outstanding	29,268,799	29,420,508	29,481,870	29,443,933	29,269,638	29,406,994	29,653,067	29,452,693
Shares O/S at end of the period	29,022,435	29,074,832	29,017,682	29,172,892	28,759,282	28,672,009	28,672,009	28,814,544

PER SHARE DATA (Diluted)
Net income	$0.35	$0.48	$0.13	$0.16	$0.16	$0.17	$0.60	$0.19
Net realized gain (loss), net of tax	$0.02	$0.01	$—	$0.01	$—	$0.01	$—	$—
Operating income	$0.33	$0.47	$0.13	$0.15	$0.16	$0.16	$0.60	$0.19

OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio	70.1%	67.9%	65.6%	64.4%	65.5%	65.5%	65.2%	63.7%
GAAP Expense ratio	34.3%	33.5%	33.7%	32.7%	34.3%	33.2%	33.5%	32.5%

GAAP Combined ratio	104.4%	101.4%	99.3%	97.1%	99.8%	98.7%	98.7%	96.2%

Unconsolidated GAAP data — Ratio Calculation Table:

Net earned premiums	$151,205	$214,493	$60,787	$63,364	$63,205	$62,603	$249,959	$63,124

Consolidated net loss and LAE	$98,472	$135,938	$37,134	$37,728	$38,469	$38,211	$151,542	$37,043
Intercompany claim fees	7,514	9,691	2,716	3,077	2,944	2,786	11,523	3,158

Unconsolidated net loss and LAE	$105,986	$145,629	$39,850	$40,805	$41,413	$40,997	$163,065	$40,201

GAAP Net loss and LAE ratio	70.1%	67.9%	65.6%	64.4%	65.5%	65.5%	65.2%	63.7%

Consolidated Policy acquisition and other underwriting expenses	$23,606	$33,424	$10,822	$10,971	$11,947	$10,699	$44,439	$11,424
Intercompany administrative and other underwriting fees	28,296	38,359	9,656	9,772	9,743	10,060	39,231	9,117

Unconsolidated policy acquisition and other underwriting expenses	$51,902	$71,783	$20,478	$20,743	$21,690	$20,759	$83,670	$20,541

GAAP Expense ratio	34.3%	33.5%	33.7%	32.7%	34.3%	33.2%	33.5%	32.5%

GAAP Combined Ratio	104.4%	101.4%	99.3%	97.1%	99.8%	98.7%	98.7%	96.2%

Unconsolidated Commissions & Fees
Managed programs:
Management fees	$18,751	$16,253	$4,196	$4,100	$4,328	$4,117	$16,741	$4,531
Claims fees	14,756	13,207	1,752	1,766	1,799	1,796	7,113	2,100
Loss control fees	2,303	2,174	573	555	611	521	2,260	538
Reinsurance brokerage	308	420	345	94	124	97	660	418

Total managed programs	36,118	32,054	6,866	6,515	6,862	6,531	26,774	7,587
Agency commissions	9,378	9,805	3,960	1,982	2,917	2,445	11,304	4,261
Intersegment commissions and fees	(205)	(1,324)	(727)	(463)	(579)	(393)	(2,162)	(559)

Net Commissions and fees	45,291	40,535	10,099	8,034	9,200	8,583	35,916	11,289
Intercompany commissions and fees	35,810	48,050	12,372	12,849	12,687	12,846	50,754	12,275

Gross commissions and fees	$81,101	$88,585	$22,471	$20,883	$21,887	$21,429	$86,670	$23,564